Exhibit 10.65
REYNOLDS AMERICAN INC.
TRUST AGREEMENT
FOR
____________________________
     THIS TRUST AGREEMENT is made as of the ___ day of ____________, ______, by and among _______________ (the “Executive”), J.P. Morgan Trust Company of Delaware., a trust company organized under the laws of the State of Delaware (the “Trustee”), as successor to United States Trust Company, N.A. (“US Trust”), and REYNOLDS AMERICAN INC., a North Carolina corporation (the “Company”), as administrative agent for the Executive.
W I T N E S S E T H:
     WHEREAS, prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (“BCA”) dated October 27, 2003, between Brown & Williamson Tobacco Corporation (“B&W”) and R.J. Reynolds Tobacco Holdings, Inc., State Street Bank and Trust Company, as predecessor to US Trust, had entered into a Trust Agreement (the “Prior Trust Agreement”) with the Executive; and
     WHEREAS, the Prior Trust Agreement provided for the establishment and maintenance of two separate funds: (i) a “SERP Account,” which was established to provide funding for certain employer-provided non-qualified pension benefits, and (ii) a “Retiree Health Care Account” (the “RHCA”), which was established to provide a source of premium payment for certain employer-provided retiree health coverage to the Executive under the Brown & Williamson Tobacco Corporation Health Care Plan for Salaried Employees (the “Health Care Plan”); and
     WHEREAS, pursuant to the BCA, B&W retained the liability for non-qualified pension benefits earned through the Closing and all rights under the Prior Trust Agreement to the extent they relate to the SERP Account thereunder; and
     WHEREAS, pursuant to the BCA, the Company has assumed the sponsorship of the Health Care Plan, and it, or its affiliate, is liable to provide access to retiree health coverage to Executive under the Health Care Plan (upon Executive’s qualification for such coverage); and
     WHEREAS, the Executive previously established with US Trust a trust (the “RHCA Trust”) in which US Trust, as trustee, received all of the assets held in trust by State Street Bank and Trust Company in the RHCA under the Prior Trust Agreement; and
     WHEREAS, the Executive desires to continue the RHCA in a new trust as a source of funds for premium payments for retiree coverage under the Health Care Plan; and

     WHEREAS, the Executive desires to establish with the Trustee a new trust to which US Trust, as trustee under the RHCA Trust, will transfer all of the assets held in the RHCA Trust, to be held by the Trustee hereunder; and
     WHEREAS, the Trustee desires to accept such appointment as trustee;
     NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein made, the parties covenant and agree as follows:
ARTICLE 1.
ESTABLISHMENT OF TRUST
     1.1 The Executive hereby establishes with the Trustee a Trust consisting of such sums of money and such property acceptable to the Trustee as shall be delivered to the Trustee from the RHCA, as defined under the Prior Trust Agreement, and the earnings and profits thereon (such amount referred to herein as the “Fund”). By signing this Trust Agreement, the Executive consents to the transfer from the trust maintained pursuant to the Prior Trust Agreement of such sums of money and other property. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee shall be held by the Trustee, IN TRUST, in accordance with the provisions of this trust agreement (“Agreement”).
     1.2 The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder and shall have no responsibility for the correctness of the amount thereof. The Company, in its sole discretion, may direct the Trustee to delegate custody functions to an agent for the purpose of managing and administering Account assets.
     1.3 It is anticipated that the sole contribution to the Fund hereunder will be the assets delivered by US Trust, as trustee under the Prior Trust Agreement, as contemplated by Section 1.1. However, the Company may, in its discretion and from time to time, contribute to the Trust such amount in cash as it determines to be appropriate to provide a source of funds for payments contemplated by Article 3 of this Agreement.
     1.4 The Company shall certify to the Trustee and the Executive at the time of each contribution to the Trust the amount of such contribution being made.
     1.5 The Fund shall be revalued by the Trustee quarterly as of the last business day of each March, June, September and December, or at such other times as agreed to by the Company and the Trustee, at current market values, as determined by the Trustee; provided that, for purposes of stating the value of any insurance investments, the Trustee shall rely on statements from such insurance investments and shall rely on Company or its designated agent to secure and provide current statements. The Trustee shall deliver a report of each such valuation, not later than thirty (30) days after the end of each such valuation to the Company.
     1.6 The Trust shall be maintained solely for the purpose of providing a source of payment for retiree health insurance premiums as contemplated by Article 3 of this Agreement. The Company shall have no legal or equitable right, title or interest, either actual or contingent, in or to the Trust, and the Trust shall not constitute the legal or equitable property of the Company. The Company shall not have the right or ability to transfer, pledge, convey, hypothecate or grant, either outright or as security, any interest in the Trust or the Trust Fund; provided, however, that in the event of the commencement of a bankruptcy case or cases wherein the Company is the debtor, the Trust shall not constitute property of the debtor’s estate within the meaning of 11 U.S.C. §541, or any similar provision. The Trustee shall be in sole possession of the Trust and will act solely and exclusively as a Trustee hereunder and not as an agent for the Company. Accordingly, no creditor of the Company shall have any right to have or to hold the Trust in satisfaction of any claim or as collateral for any obligation, and shall not be able to obtain a security interest in the Trust. The Executive hereby appoints the Trustee as its Trustee to take possession and custody, solely and exclusively on behalf of the Executive, of the Fund.
ARTICLE 2.
ADMINISTRATIVE PROVISIONS
     2.1 The Company shall act as Administrator of the Trust, as an agent of the Executive; provided that nothing in the acceptance of such duties, or in the act of making contributions to the Trust, is intended, nor shall be construed, to be or constitute the establishment or maintenance of an employee benefit plan or plans as such terms are defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any regulations promulgated thereunder. Except for the records dealing solely with the Fund and its investments, which shall be maintained by the Trustee, the Company as Administrator shall: (a) maintain all the Executive’s records contemplated by this Agreement, the Company’s contributions to the Trust, withdrawals from the Fund by the Executive (to the extent provided in Section 3.1(b)), and such other records as may be necessary for determining the amount payable under Article 3 of this Agreement; (b) in accordance with Article 3, including without limitation Section 3.1(d), direct the Trustee on all matters pertaining to distributions to or for the benefit of the Executive and/or the eligible dependents of the Executive, including without limitation participation in the Health Care Plan; (c) in accordance with this Trust Agreement, including without limitation Section 3.1(d), direct the Trustee to follow the direction of such agents as may be designated by Company, and (d) to the extent specified in Article 3 and Article 4, direct the Trustee on all matters pertaining to investment of the Fund, including without limitation any direction to enter into any split dollar agreement for insurance; provided that Trustee will be entitled to act upon any instruction or notice, written or otherwise, which it believes in good faith to be genuine, and is under no duty to make any investigation or inquiry as to any statement contained in any such instruction or notice, but may accept the same as true and accurate and from a valid, authentic and authorized source on behalf of the Company or its designated agent. All such records shall be made available by Company to Executive or the delegate of the Executive, promptly upon request by the Executive. The Company as Administrator shall also perform such other duties and responsibilities in connection with the administration of the Trust as the Company, or the Trustee and the Company jointly, determine necessary or advisable to achieve the objectives of this Agreement. At any time when there is an Administrator serving, the Trustee shall be under no duty to inquire into or monitor, and shall have no liability of any kind with respect to, matters under the authority of the Administrator or agents appointed by the Administrator. Notwithstanding anything herein to the contrary, as to matters under the Administrator’s authority or the authority of an agent appointed by the Administrator, the Trustee shall act only upon the written direction of the Administrator or such agent, as the case may be. As provided in Section 3313(b) of Title 12 of the Delaware Code, in no event shall Trustee hereunder be liable for any matter with respect to which it is directed by the Administrator or such agent, as the case may be, except in cases of willful misconduct proved by clear and convincing evidence in the court then having primary jurisdiction over the trust or in cases in which it acted in a manner that would result in liability under Section 4.1.
     2.2 The Company shall have full responsibility for the proper remittance of all withholding taxes due on contributions made by the Company to the Trust and on amounts paid to the Executive under Section 3.1(b) to reimburse the Executive in respect of estimated taxes due on such contributions to the appropriate taxing authority and shall furnish the Executive with the appropriate tax information form reporting the amounts of such contributions and any withholding taxes. The Trustee shall have the responsibility for the preparation and filing with the appropriate taxing authorities of all tax returns required to be filed for the Trust, and shall furnish the Executive (with a copy to the Company) with the appropriate tax information form or forms required by taxing authorities.
     2.3 After the execution of this Agreement, the Company shall promptly file with the Trustee a certified list of the names and specimen signatures of the officers or other employees or agents authorized to act for it. The Company shall promptly notify the Trustee of the addition or deletion of any person’s name to or from such list, respectively. Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee shall be in writing signed by such person or persons. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby. The Trustee may rely on any certification, notice or direction of the Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer, employee or agent of the Company. The Company shall be responsible for keeping accurate books and records with respect to the Executive as they pertain to his rights and interests in the Fund.
ARTICLE 3.
RETIREE HEALTH CARE COVERAGE
     3.1 The Fund is established for the purpose of providing Executive a source of funds through which retiree health care coverage (“retiree health coverage”) may be purchased from the Health Care Plan by Executive, provided Executive is eligible for retiree coverage and benefits under Section 2.08 of the Health Care Plan (an eligible employee is defined as a “Retired Participant” in Section 1.60 of the Health Care Plan, as amended through July 29, 2004). The Trustee shall be under no independent duty to determine, or confirm, the eligibility of the Executive to receive retiree coverage and benefits under the Health Care Plan, but instead, shall be directed in writing by the Company as to the eligibility of the Executive thereunder, and the Trustee may rely on such directions without further inquiry. The Fund shall be managed and administered as follows:

     (a) An amount anticipated to be sufficient to pay the actuarially projected cost of retiree health coverage has previously been deposited to the Fund by U.S. Trust as trustee under the RHCA Trust, and the amounts so deposited shall be invested in such manner as the Company, as agent for the Executive, reasonably determines will satisfy the actuarially-projected cost of such retiree health coverage, including without limitation, the purchase of insurance on the life of the Executive that provides an inside buildup to the owner.
     (b) Although it is anticipated that there will be no further contributions to the Fund, pursuant to Section 1.3 the Company may make additional contributions to the Fund. To the extent the Company contributes any additional amount to the Fund, the Executive may elect, for a period of thirty (30) days after deposit, to withdraw such contribution from the Fund for any use or purpose; provided that after such thirty (30) day period expires, such contribution (inclusive of any earnings thereon) shall in all events be subject to the terms and conditions of this Section 3.1, and may not be withdrawn from the Fund by the Executive or used for any purpose other than the purchase of retiree health coverage for the Executive and eligible dependents, as provided in subsection (c) below (or, if applicable, Section 3.2). In the event any such funds are withdrawn by Executive during such thirty (30) day period, no further or additional contributions to the Fund shall or may be made by the Company. The Company shall in all events reimburse the Executive for the estimated income and other taxes due on each such contribution made by the Company, and on any taxable earnings on assets held in the Fund.
     (c) The Trustee shall pay, from the current and accumulated principal and interest of the Fund, the Normal Cost (as defined in Health Care Plan Section 1.45) of retiree health coverage applicable to the Executive and eligible dependents under the Health Care Plan at the time of retirement (except for the percentage share of the Normal Cost the Executive is obligated by the Health Care Plan to pay for such coverage if applicable), and as adjusted from year to year thereafter. The Trustee shall be under no independent duty to determine, or confirm, the Normal Cost of retiree health coverage applicable to the Executive and eligible dependents under the Health Care Plan, but instead, shall be directed in writing by the Company as to the amount of such Normal Cost, and the Trustee may rely on such directions without further inquiry. Such payment shall be made to the Health Care Plan through a deposit to the trustee (or to any successor thereto, or if none to the Company) of the “Brown & Williamson Tobacco Corporation Trust Agreement for Noncollectively Bargained Postretirement Healthcare Benefits” (the “Salaried VEBA”) or its designated agent (or to any successor of the Salaried VEBA, or if none to the Company), on a periodic basis not less often than annually, except as otherwise agreed by the Health Care Plan. In the event alternative coverage is provided pursuant to Section 3.2 below, the Trustee shall pay the premium cost thereof as reasonably required by the provider of the coverage, to the extent directed in writing by the Company, or in the event an agent is appointed pursuant to subsection 3.1(d) below, the agent, as to payee, form and amount of such premium, and the Trustee may rely on such directions without further inquiry, provided that the Company and its designated agent shall act at the written direction of the Executive (or eligible dependent, if applicable).

     (d) The Company, in its sole discretion, may appoint an agent for the purpose of managing and administering the Fund, including without limitation the administration of any contracts of insurance held in the Fund. The agent appointed by the Company shall have power and authority to direct the Trustee with respect to the management and maintenance of any such insurance contracts, the payment of the premium cost of retiree health coverage through withdrawals or loans from such insurance contracts, and to engage in any other act necessary or advisable to fulfil its duties hereunder, and the Trustee may rely on such directions without further inquiry.
     (e) Upon the written notification by the Company of the death of the Executive, the Trustee shall collect any death benefit owing to the Trust from any insurance contract purchased pursuant to subsection (a) above, and shall hold, manage, invest and reinvest the proceeds (together of any other funds then held in the Fund), and make distributions therefrom, as directed by the Administrator, for the purposes and upon the terms and conditions set forth in subsection (c) above, or Section 3.2 below, for as long as there remains living an eligible dependent of the Executive. At such time as there shall be no living Executive or eligible dependents of the Executive eligible for benefits under the Health Care Plan or an alternative plan under Section 3.2, the balance of the Fund (inclusive of any such death benefits and other funds then held in the Fund) shall be paid to the trustee of the Salaried VEBA, or to any successor thereto, or if none to the Company.
     (f) In the event Executive terminates employment prior to becoming eligible for retiree health coverage as a Retired Participant (as defined by the Health Care Plan), no further deposits shall be made to the Fund, and the insurance contract shall be terminated effective the date of Executive’s employment termination. Upon the written notification by the Company that the Executive terminated employment prior to becoming eligible for retiree health coverage as a Retired Participant, the proceeds of such terminated insurance contract (together with any other funds then held in the Fund) shall thereupon be paid to the trustee of the Salaried VEBA, or to any successor thereto, or if none to the Company.
     3.2 In the event health care coverage under the Health Care Plan is not available to the Executive and eligible dependents for any reason, or if such coverage is amended or modified to decrease available coverage, the Trustee is authorized to purchase comparable health care coverage from another health care provider, as determined and selected by the Administrator or such agent appointed by the Administrator, provided that the Company and its designated agent shall act at the written direction of the Executive (or eligible dependent, if applicable). The Company, or in the event an agent is appointed pursuant to subsection 3.1(d) above, the agent, shall have power and authority, at the written direction of the Executive (or eligible dependent, if applicable), to obtain such other coverage, enter into any agreements necessary to secure coverage and to direct the Trustee with respect to the payment of required premiums or cost of coverage, and the Trustee may rely on such directions without further inquiry.

ARTICLE 4.
INVESTMENT OF FUND
     4.1 The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts in good faith and in accordance with the terms of this Agreement, the directions of the Company or any agent authorized to act for it, or any investment manager other than the Trustee.
     4.2 The Trustee shall have no discretion or authority with respect to the investment of Trust assets, but shall act solely as a directed Trustee, and shall invest and reinvest the principal and income of the Trust and keep the Trust invested in such investments as directed by the Company or one or more investment managers appointed by the Company. The Trustee shall have no duty to question any action or direction or failure to give directions of the Company or any duly appointed investment manager as to the investment, reinvestment, management, disposition or distribution of Trust assets.
     4.3 The Company may select an investment manager with respect to the investment, reinvestment, management, disposition or distribution of Trust assets. The Company shall notify the Trustee, in writing, of the appointment of any investment manager.
     4.4 To the extent necessary to carry out the directions of the Company or any duly appointed investment manager, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:
     (a) To receive and hold all contributions made to it by the Company;
     (b) To invest and reinvest all or any portion of the Fund collectively through the medium of any common, collective, commingled trust or mutual fund that may be established, maintained or advised by the Trustee or any affiliate thereof (including any such investment company or investment trust to which the Trustee or an affiliate provides services and/or from which it receives fees as investment advisor, custodian, transfer agent or sub-transfer agent, registrar, administrator or sub-administrator, or in any other capacity), subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Fund in any such common, collective, commingled trust or mutual fund; and, in addition to the investment powers conferred above, the Trustee is authorized (but not directed) to acquire and retain investments not regarded as traditional for trusts, including investments that would be forbidden or would be regarded as imprudent, improper or unlawful by the “prudent person” rule, “prudent investor” rule, Section 3302 of Title 12 of the Delaware Code, any rule or law concerning the duty of loyalty, any rule or law limiting, proscribing, or voiding or making voidable any interested party or self-dealing transaction, or any other rule or law which restricts a fiduciary’s capacity to invest; and, the Trustee is authorized (but not directed) to acquire property from, transfer property to, obtain services from, provide services to, and otherwise enter into contracts, understandings, arrangements, and other dealings, of any kind or nature, with any person or entity (each such person or entity hereinafter referred to as a “Third Party”), whether or not the Third Party is in any manner related to, or affiliated with, the Trustee or any other person or entity related to, or affiliated with, the Trustee and without regard to whether the Trustee, acting in its corporate or personal capacity or in any other capacity, or any person related to, or affiliated with, the Trustee has other contracts, understandings, arrangements or dealings, whether or not for remuneration, with the Third Party; and, in making investments, the Trustee may disregard any or all of the following factors: (1) whether a particular investment, or the trust investments collectively, will produce a reasonable rate of return or result in the preservation of principal; (2) whether the acquisition or retention of a particular investment or the trust investments collectively are consistent with any duty of impartiality as to the different beneficiaries; (3) whether the acquisition or retention of a particular investment or any aspect of the administration of the investment violates any duty of loyalty or rule against self-dealing; (4) whether the trust is diversified; and (5) whether any or all of the trust investments would traditionally be classified as too risky or speculative for trusts (the entire trust may be so invested); provided further that, the Executive’s purpose in granting the foregoing authority is to modify the “prudent person” rule, “prudent investor” rule, the application of Section 3302 of Title 12 of the Delaware Code, the duty of loyalty, the rule against self-dealing, or any other rule or law which restricts a fiduciary’s ability to invest insofar as any such rule or law would prohibit an investment or investments because of one or more factors listed above, or any other factor relating to the nature of the investment itself; it being the Executive’s belief that it is in the best interests of the beneficiaries of the trusts created hereunder to give the Trustee broad discretion in managing the assets of the trusts created hereunder; provided however that, notwithstanding the foregoing, the Trustee shall exercise all of the Trustee’s powers and authority under this Agreement solely in a fiduciary capacity and shall only be liable for any loss incurred by any trust hereunder caused by the Trustee’s own willful misconduct;
     (c) to invest and reinvest or otherwise deposit all or any portion of the Fund assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by the Trustee and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution, including any such entity which now or in the future is an affiliate of the Trustee;
     (d) to retain in cash or cash equivalents so much of the Fund assets as may reasonably be required for liquidity needs of the Plan(s) and to deposit any such cash held in the Trust with any bank or savings institution, including its own banking department, without liability for interest on such cash deposits;
     (e) To participate in and use a book-entry system for the deposit and transfer of securities;
     (f) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

     (g) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;
     (h) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;
     (i) To extend the time of payment of any obligation held by it;
     (j) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;
     (k) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;
     (l) For the purposes of the Trust, to borrow money from others, including the Trustee, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;
     (m) To furnish the Company and the Executive with such information as may be needed for tax or other purposes;
     (n) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company and to the extent the trust contains any cash or cash equivalents;
     (o) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;
     (p) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;
     (q) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein;
     (r) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Company or its agent;
     (s) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;
     (t) To enter into and hold an agreement of insurance on the life of the Executive, including without limitation an agreement to split ownership with another person or entity by endorsement, collateral assignment, division of ownership or otherwise, and to enter into and execute any documentation necessary to implement such agreement or agreements;
     (u) To enter into transactions with, and to retain the services of, any entity affiliated with the Trustee, upon such terms and conditions as the Trustee deems advisable, including but not limited to transactions or services in which the Trustee or its affiliated entity (i) is a broker or dealer retained to execute security transactions on behalf of the trust estate or any trust; (ii) purchases assets from or sells assets to the trust estate or any trust; (iii) lends money to the trust estate or any trust; (iv) engages in any other transactions (whether as an agent, as a principal, as a counterparty or in any other capacity) with, or renders any other services to, the trust estate or any trust; and, in such instances, the affiliated entity shall be entitled to receive fees or other compensation from the trust estate or any trust without any reduction of the fees which the Trustee shall be otherwise entitled to receive from the trust estate or any trust; and
     (v) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.
     4.5 If at any time there is no person authorized to act under this Agreement on behalf of the Company, the Vice President of Human Resources, or the person occupying a similar position with the Company at the time, shall have the authority to act hereunder.
ARTICLE 5.
PAYMENT OF TAXES AND EXPENSES
     5.1 The Executive, or in the event of the Executive’s death, the Executive’s personal representative, shall be liable for, and responsible for, the payment of any federal, state or local taxes on Company deposits to the Fund, subject to the Company’s obligation under Section 3.1(b) to reimburse the Executive in respect of the estimated taxes due on such deposits. The Executive shall also be liable for, and responsible for, the payment of any federal, state or local taxes on Fund earnings, subject to the Company’s obligation under Section 3.1(b) to reimburse the Executive in respect of the estimated taxes due on such earnings.
     5.2 Except as otherwise provided herein, the Company shall pay the Trustee its reasonable expenses for the management and administration of the Fund, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the Company and the Trustee in writing; provided, however, that if the Trustee forwards an amended fee schedule to the Company requesting its agreement thereto and the Company fails to object thereto within thirty (30) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Company and the Trustee. If the Company does not pay the Trustee’s fees, costs, expenses and liabilities within sixty (60) days of being billed, the Trustee may obtain payment from any cash or cash equivalents held in the Trust, and is hereby granted a lien on the cash or cash equivalent assets of the Trust for such payment (notwithstanding the foregoing, the Trustee shall not be entitled to place a lien on any insurance policies held in the Trust or receive payment from non-cash or non-cash equivalents held in the Trust). Pursuant to the terms of this Agreement permitting self-dealing, to the extent the trust retains an affiliate of Trustee to manage any assets, any investment management fees received by such affiliate will be in addition to the Trustee’s annual trustee fee and, similarly, expense ratios within any money market funds or other mutual funds held in the Trust at any time shall be additional compensation to the Trustee’s affiliate that is not included in the annual trustee fee; provided further that any affiliated custodian shall be entitled, as an additional part of its compensation under this Agreement, to the earnings derived from use of funds (“float”) that may be held (i) as uninvested trust cash or (ii) in demand deposit or other non-interest bearing accounts established for the payment of benefits or disbursements or that are otherwise maintained for similar purposes in administering the Trust Fund. Float is earned at the federal funds rate. The float period for disbursements commences one to five business days after a check for the payment of such premiums or Plan disbursements is mailed and ends on the date the check is presented to the Trustee for payment.
ARTICLE 6.
TRUST RECORDS
     6.1 The Trustee shall maintain records with respect to the Fund that show all its receipts and disbursements hereunder. Upon request by the Company or its representatives, the Trustee will provided an accounting audited by an independent certified public accountant engaged by the Trustee; provided that the Company shall approve and pay the costs of such accountant; provided further that, the Trustee shall be entitled to additional compensation from the Company in respect of audits or auditors’ requests which the Trustee determines to exceed the ordinary course of the usual scope of such examinations of its records.
     6.2 Within sixty (60) days after the close of each fiscal year of the Company (or, in the Trustee’s discretion, at more frequent intervals), or of any termination of the duties of the Trustee hereunder, whether by removal, resignation or termination of the Trust, the Trustee shall prepare and deliver to the Company a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee’s duties, respectively, including a statement of the then current value of the Fund. Unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company, on behalf Executive , any such statement shall be deemed an account statement accepted and approved by the Company (except as to any item, matter or thing that (i) is attributable to the Trustee’s fraud, criminal violation, or willful misconduct, or (ii) could not have been discovered by or from reasonable follow up to a reasonably diligent review of the accounting), and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction.
     6.3 The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee or for the determination of any question of construction or for instructions, even though that accounting covers a period for which a statement has been provided to a beneficiary and no objection has been received. In any such action or proceeding it shall be necessary to join as parties only the Trustee, the Company and the Executive (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive. All costs of a judicial proceeding, including attorney fees and any cost of reformatting information to satisfy the custom and practice of the reviewing court, shall be borne by the Trust Fund; provided that no insurance asset shall be liquidated, invaded, attached or otherwise encumbered to satisfy or secure such payment obligation.
ARTICLE 7.
RESIGNATION/REMOVAL OF TRUSTEE
AND APPOINTMENT OF SUCCESSOR TRUSTEE
     7.1 The Trustee may resign at any time by delivering written notice thereof to the Company and the Executive; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company and the Executive or (ii) the appointment of a successor trustee.
     7.2 The Trustee may be removed at any time by the Company with the concurrence of the Executive, upon delivery to the Trustee of a certified letter of direction from the Company or the Executive with sixty (60) days’ written notice to the Trustee of (i) such removal and (ii) the appointment of a successor trustee, unless such notice period is waived in whole or in part by the Trustee.
     7.3 Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company, with the concurrence of the Executive. Such successor trustee shall be a bank or trust company established under the laws of the United States, or a state within the United States, or in any other jurisdiction. Such appointment shall take effect upon the delivery to the Trustee and the Executive of (i) a written appointment of such successor trustee, duly executed, by the Company and (ii) a written acceptance by such successor trustee, duly executed. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder. The successor trustee shall be entitled to rely on the books and accounts delivered to it by the prior trustee as provided in Section 6.2 hereof, and shall be held harmless by the Company and the Executive with respect to any errors or misstatements therein.
     7.4 If, within sixty (60) days of the delivery of the Trustee’s written notice of resignation, a successor trustee shall not have been appointed, the Trustee shall apply to any court of competent jurisdiction for the appointment of a successor trustee. All expenses of the Trustee in connection with such proceeding shall be an obligation of the Company (notwithstanding the foregoing, to the extent the Company fails to pay these expenses, these expenses may be allowed as administrative expenses of the Trust, provided the Trust contains any cash or cash equivalents).
     7.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its accounts, the Trustee shall transfer and deliver the Fund to such successor trustee. Under no circumstances shall the Trustee transfer or deliver the Fund to any successor trustee which is not a bank or trust company. In the event that the Fund is invested in any common, collective, commingled trust or mutual fund established, maintained or advised by the Trustee or any affiliate thereof, the Trustee may reduce such investment to cash within a reasonably practicable period prior to delivery to a successor trustee.
ARTICLE 8.
TRUST TERMINATION
     8.1 The Trust established pursuant to this Agreement shall continue for as long as there remain assets in the Fund, and the Company shall continue to pay the expenses and compensation of the Trustee as they relate to the Fund. Upon termination of the trust, the balance of the trust estate, if any, shall be paid as directed in Section 3.1(e) or (f), as applicable.
     8.2 Upon termination of the Trust in accordance with this Article 8, the Trustee shall, after the acceptance and approval of its account, be relieved and discharged. The powers of the Trustee, including the right to receive compensation for services and payment of expenses, as provided in Section 5.2, shall continue as long as any part of the Fund remains in its possession.
ARTICLE 9.
TRUST AMENDMENT
     9.1 This Agreement may be amended, in whole or in part, at any time and from time to time, by the mutual agreement and written consent of the parties, which consent shall not unreasonably be withheld.
ARTICLE 10.
INDEMNIFICATION
     10.1 To the maximum extent permitted by law, the Trustee shall be indemnified and held harmless by the Company from and against any and all liability to which the Trustee may be subjected as a result of this Agreement or its performance of services hereunder, including, but not limited to, any Liability arising (i) from any action or failure to act resulting from compliance with proper instructions of the Company or any other person authorized by the Company to give directions to the Trustee, or (ii) by reason of any breach of any statutory or other duty owed to the Health Care Plan or Health Care Plan participants by the Company, or any of its officers, directors, employees, or agents, provided that the Trustee may not also be considered liable for that other person’s breach under the provisions of applicable law. Furthermore, under no circumstances shall the Trustee incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust or its role as the Trustee.
     10.2 To the extent the Trustee is not indemnified under Section 10.1, the Trustee, its affiliates, and their officers, agents and employees may bring action against the Company to contribute to the satisfaction of any Liability to the extent that the Liability is caused by the culpable conduct of the Company, or any of its affiliates or agents; provided that the amount of such contribution shall be based on comparative fault of the Company and its affiliates and agents on the one hand, and the Trustee, its affiliates and their officers, agents and employees on the other hand causing such Liability.
     10.3 The foregoing rights of indemnification and contribution shall not supersede any common law or equitable rights or remedies which may be available.
     10.4 For purposes of this Agreement, “Liability” means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).
     10.5 The provisions of this Article 10 shall survive the termination of this Agreement.
ARTICLE 11.
GENERAL PROVISIONS
     11.1 This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of Delaware without regard to its choice of law rules, insofar as such laws do not contravene any applicable federal laws, rules or regulations.
     11.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.
     11.3 Should this Agreement be held invalid or unenforceable (in whole or in part) with respect to any term or condition hereof, it shall remain fully valid and enforceable as to all other terms and conditions.
     11.4 This Agreement shall be binding upon and inure to the benefit of the Executive, his estate, personal representative, beneficiary, heirs and assigns. This Agreement also shall be binding upon and inure to the benefit of any successor to the Company (or its business) which assumes liability for the Health Care Plan as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of the Executive to receive benefits hereunder.

     11.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.
     11.6 If circumstances beyond the Trustee’s reasonable control, including, but not limited to, natural disasters, acts of war or terrorism, civil or military disturbances, work stoppages, power outages or other interruptions, loss or malfunctions of utilities or communications services, computer viruses, acts of civil or military authority or other governmental action, suspension or restriction of trading on or the closure of any securities markets, or other similar acts, events or conditions, make it impossible for the Trustee to fully perform its duties under this Agreement, then the principles of force majeure will apply and the obligations of the Trustee will be temporarily suspended during the force majeure period to the extent performance is reasonably affected thereby and the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations.
     11.7 The Company, the Executive and the Trustee waive any right to have a jury participate in resolving any controversy, claim, misunderstanding or dispute, whether sounding in contract, tort or otherwise, between or among them arising out of, connected with, related to or incidental to this Agreement or any breach hereof. Instead, the parties hereby agree that any controversies, claims, misunderstandings or disputes to be resolved in court will be resolved in a bench trial without a jury. Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain injunctive relief at any time.
     11.8 Trustee Acts In Fiduciary Capacity.11.8 Every act done, power exercised or obligation assumed by the Trustee pursuant to the provisions of this Agreement shall be held to be done, exercised or assumed, as the case may be, by the Trustee acting in a fiduciary capacity and not otherwise.
     11.9 All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when actually delivered to the respective addresses set forth below:

Company:	REYNOLDS AMERICAN INC. P.O. Box 2990 401 North Main Street Winston-Salem, NC 27102-2990

Trustee:	J.P. MORGAN TRUST COMPANY OF DELAWARE Francis J. Schanne Vice President 500 Stanton Christiana Road Newark, DE 19713-2107

Executive:	_____________________________ _____________________________ _____________________________
or at such other address as such person may specify in writing by notice as set forth above to the other persons listed above.
     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the date first above written.

[EXECUTIVE’S NAME]

REYNOLDS AMERICAN INC.

By:

On Behalf of the RAI Employee Benefits Committee

J.P. MORGAN TRUST COMPANY OF DELAWARE

Attest:

By:

Secretary/Asst. Secretary	Authorized Officer